SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Settlement Agreement and Mutual Release ("Agreement"), effective June 30, 2008,  is by and among Frank Vazquez (“Vazquez”) and Lawrence Wunderlich (“Wunderlich”) (collectively, “Claimants”), and CytoGenix, Inc. (“CytoGenix”).
WHEREAS, on November 17, 2006, Claimants resigned as officers, directors and employees of CytoGenix; and
WHEREAS, on December 4, 2006, Claimants filed an arbitration against CytoGenix under No. 70 144 08333 06, styled Frank Vazquez and Lawrence Wunderlich v. CytoGenix, Inc., before the American Arbitration Association in Houston, Texas, alleging certain claims relating to Claimants’ employment with CytoGenix, including the Claimants’ rights and obligations under their employment agreements with CytoGenix (the “Arbitration”); and
WHEREAS, on January 24, 2007, Wunderlich filed a complaint against CytoGenix with the Department of Labor, Case No. 6-3280-07-905, alleging that CytoGenix retaliated against him in violation of the Sarbanes-Oxley Act of 2002 (the “SOX Complaint”); and
WHEREAS, bona fide disputes and controversies exist between the parties as to the claims asserted, or which could have been asserted, in the Arbitration and the SOX Complaint, and because liability and the extent of damages are uncertain, unliquidated, disputed and denied, the parties hereto, in an effort to end these disputes and avoid further controversy, expense and delay, desire to settle and compromise the claims asserted, or that could have been asserted, in the Arbitration and the SOX Complaint.

NOW, THEREFORE, for and in consideration of the mutual obligations and promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1. CytoGenix shall pay $150,000 each to Vazquez and Wunderlich in equal monthly installments ($3,125 per month to each Claimant) over a four year period commencing October 1, 2008.  Each monthly payment shall be made by check payable to each Claimant in the amount of $3,125 and mailed to Claimants at their home addresses and postmarked on or before the first of each month.  CYTOGENIX HEREBY AFFIRMATIVELY STATES THAT IT DOES NOT CURRENTLY POSSESS A SUFFICIENT AMOUNT OF CASH TO MAKE ALL SUCH PAYMENTS.
2. Within three (3) business days of the execution and delivery of this Agreement by Claimants, CytoGenix shall issue non-callable warrants to purchase 2,000,000 shares of CytoGenix Section 144 restricted common stock to Vazquez and non-callable warrants to purchase 3,200,000 shares of CytoGenix Section 144 restricted common stock to Wunderlich, in substantially the form attached as Exhibit A hereto, in the following amounts:
a.	one-third of said warrants (666,666 warrants for Vazquez and 1,066,666 warrants for Wunderlich) shall be issued with an exercise price of $0.05 per share;

b.	one-third of said warrants (666,667 warrants for Vazquez and 1,066,667 warrants for Wunderlich) shall be issued with an exercise price of $0.10 per share; and

c.	one-third of said warrants (666,667 warrants for Vazquez and 1,066,667 warrants for Wunderlich) shall be issued with an exercise price of $0.15 per share.

CYTOGENIX HEREBY AFFIRMATIVELY STATES THAT IT DOES NOT CURRENTLY POSSESS SUFFICIENT WORKING CAPITAL TO SUPPORT THE VALUE OF THE WARRANTS TO BE ISSUED HEREUNDER AND THE BUSINESS OPERATIONS OF CYTOGENIX THROUGH DECEMBER 31, 2008, AND THAT SUCH WARRANTS MAY BE DEEMED WORTHLESS BOTH AS OF THE EFFECTIVE DATE OF THIS AGREEMENT AND/OR AT SOME TIME IN THE FUTURE.
3. In the event CytoGenix fails to timely make any of the payments or issue the warrants as set forth above, CytoGenix shall have fifteen (15) days to cure any alleged default.  If CytoGenix fails to cure any defaults within the cure period, Claimants shall be entitled to accelerate, at their discretion, the payment of all remaining installments and demand payment in full, and may also submit an agreed arbitration award to Judge Ruby Sondock, as arbitrator, in the form of Exhibit B attached hereto (the “Agreed Arbitration Award”). CytoGenix shall cooperate and not oppose any efforts by Claimants to enforce and execute upon the Agreed Arbitration Award.  CytoGenix shall not withdraw its consent to the Agreed Arbitration Award at any time.  To the extent permitted by law, no final judgment of any court of law shall be required to execute upon the Agreed Arbitration Award.  In the event that a court judgment is necessary, CytoGenix agrees to cooperate and not oppose the entry of such judgment.
4. Upon execution of this Agreement by all parties, the Arbitration shall be dismissed with prejudice.
5. Upon execution of this Agreement by all parties, if not sooner, the SOX Complaint shall be dismissed with prejudice.  The parties acknowledge that this Agreement must be submitted to and approved by the Department of Labor prior to its execution and effectiveness.
6.                                 CytoGenix and the Claimants shall each be responsible for their own attorneys’ fees and costs.
7. Vazquez, his heirs, executors, administrators, attorneys, successors and assigns, as well as any person or entity claiming by, through or under any of the foregoing, hereby RELEASE, ACQUIT AND FOREVER DISCHARGE CytoGenix, its current and former officers, directors, employees, shareholders, agents, legal representatives, attorneys, successors and assigns, from any and all claims, causes of action, suits, damages (actual, compensatory, exemplary or punitive), debts, obligations, benefits, wages, bonuses, compensation, back pay, front pay, vacation pay, sick pay, medical bills and expenses, and demands, of any kind, nature or description whatsoever, whether known or unknown, whether at law or in equity, in contract or in tort (including but not limited to claims for wrongful discharge, discrimination, retaliation, interference with protected rights, interference with present or prospective contractual relations, breach of contract, defamation, invasion of privacy, intentional or negligent infliction of emotional distress, fraud, misrepresentation, personal injury, negligence, intentional conduct, misconduct or interference with present or prospective business relations or contracts), arising under federal or state statutory or common law (including but not limited to the Sarbanes-Oxley Act of 2002, § 8307c of the Texas Workers Compensation Act, Title VII of the Civil Rights Act of 1964 as amended, Civil Rights Act of 1866 and 1871, Employee Retirement Income Security Act of 1974 as amended, Equal Pay Act of 1963, Age Discrimination in Employment Act, Fair

 Labor Standards Act, Civil Rights Act of 1991, Americans with Disabilities Act, Rehabilitation Act of 1974 as amended, and Texas Commission on Human Rights Act) relating to or arising out of the employment relationship between the parties, as well as the matters that were asserted, or could have been asserted, in the Arbitration and the SOX Complaint.  This release applies to all claims and causes of action that exist or could have been asserted on or before the effective date of this Agreement.
8. Wunderlich, his heirs, executors, administrators, attorneys, successors and assigns, as well as any person or entity claiming by, through or under any of the foregoing, hereby RELEASE, ACQUIT AND FOREVER DISCHARGE CytoGenix, its current and former officers, directors, employees, shareholders, agents, legal representatives, attorneys, successors and assigns, from any and all claims, causes of action, suits, damages (actual, compensatory, exemplary or punitive), debts, obligations, benefits, wages, bonuses, compensation, back pay, front pay, vacation pay, sick pay, medical bills and expenses, and demands, of any kind, nature or description whatsoever, whether known or unknown, whether at law or in equity, in contract or in tort (including but not limited to claims for wrongful discharge, discrimination, retaliation, interference with protected rights, interference with present or prospective contractual relations, breach of contract, defamation, invasion of privacy, intentional or negligent infliction of emotional distress, fraud, misrepresentation, personal injury, negligence, intentional conduct, misconduct or interference with present or prospective business relations or contracts), arising under federal or state statutory or common law (including but not limited to the Sarbanes-Oxley Act of 2002, § 8307c of the Texas Workers Compensation Act, Title VII of the Civil Rights Act

of 1964 as amended, Civil Rights Act of 1866 and 1871, Employee Retirement Income Security Act of 1974 as amended, Equal Pay Act of 1963, Age Discrimination in Employment Act, Fair Labor Standards Act, Civil Rights Act of 1991, Americans with Disabilities Act, Rehabilitation Act of 1974 as amended, and Texas Commission on Human Rights Act) relating to or arising out of the employment relationship between the parties, as well as the matters that were asserted, or could have been asserted, in the Arbitration and the SOX Complaint.  This release applies to all claims and causes of action that exist or could have been asserted on or before the effective date of this Agreement.
9. CytoGenix, its current and former officers, directors, employees, shareholders, agents, legal representatives, attorneys, successors and assigns, as well as any person or entity claiming by, through or under any of the foregoing, hereby RELEASE, ACQUIT AND FOREVER DISCHARGE Vazquez and Wunderlich, their respective heirs, executors, administrators, attorneys, successors and assigns, from any and all claims and causes of action whatsoever, whether known or unknown, at law, in equity, statutory or otherwise, including, without limitation, all claims and causes of action relating to or arising out of the employment relationship between the parties, as well as the matters that were asserted, or could have been asserted, in the Arbitration and SOX Complaint.  This release applies to all claims and causes of action that exist or could have been asserted on or before the effective date of this Agreement.
10. None of the releases set forth herein are intended to release any of the rights and obligations established by this Agreement.  The rights duties and obligations set forth herein shall survive the dismissal of the Arbitration and SOX Complaint and survive the release of claims set forth herein.
11.                       The parties hereto acknowledge that this Agreement is being made by each party of its own free choice, without any inducement offered in any way other than the express agreements contained in this Agreement.  Each party warrants and represents that no promise, agreement, representation, inducement or condition not set forth in this Agreement has been made or relied upon by said party in executing this Agreement. The parties further state that in entering into this Agreement, each party has been advised by an attorney of that party’s choice and selection, and has had the opportunity to consult with such attorney regarding the benefits and detriments of entering into this Agreement.
12. This Agreement contains the full and complete agreement of the parties hereto, and all prior negotiations and agreements pertaining to the subject matter hereof are merged into and superseded by this Agreement.  No change, amendment, waiver or discharge of any provision of all or any part of this Agreement shall be valid unless such change, amendment, waiver or discharge is in writing and duly executed by all parties to this Agreement, or their authorized agents.
13. The parties hereto warrant and represent that none of them has sold, assigned, granted, or otherwise transferred to anyone not a party hereto any right, privilege, claim or cause of action,  or any part thereof, arising out of or otherwise connected with the subject matter of this Agreement.
14. This Agreement is entered into and is performable in Harris County, Texas, and shall be governed by, construed, interpreted, and enforced in accordance with the laws of the State of Texas.
15. Any controversy or claim (whether such claim arises in contract, tort, or otherwise) arising out of or relating to this Agreement, or the breach thereof, or the commercial or economic relationship of the parties hereto, shall be submitted to binding arbitration in accordance with the rules and procedures of the American Arbitration Association.  Notwithstanding the preceding sentence, Claimants shall be entitled to submit and enforce the Agreed Arbitration Award in accordance with paragraph 3 without complying with this paragraph 15.  The arbitration shall be conducted by a single arbitrator and the place of arbitration shall be in Houston, Texas.  A judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof.  Unless the parties otherwise agree, the arbitration will be governed by the Commercial Arbitration Rules of the American Arbitration Association.
16. The persons signing this Agreement on behalf of any of the parties hereto hereby warrant and represent that they are authorized to sign this Agreement on behalf of themselves or their respective entities and that such persons have the power to bind themselves and/or their respective entities.
17. This Agreement is a result of substantial negotiations between the parties and their counsel.  Accordingly, the fact that counsel for one party or another drafted this Agreement shall not be material to the interpretation of this Agreement.
18. All parties to this Agreement have read the Agreement and fully understand and comprehend its meaning and binding effect.
19. If any portion of this Agreement is found to be null, void or unenforceable, the remainder of this Agreement shall remain in full force and effect and be severable.
20. This Agreement shall be effective upon full execution and delivery of the Agreement by each of the parties hereto.  This Agreement may be executed by fax, and in multiple counterparts or copies, each of which shall be deemed to be an original for all purposes.

                CYTOGENIX, INC.

Date: ___________                                                                           By:_______________________________________
Malcolm Skolnick
President and CEO

Date: ___________	__________________________________________
               Frank Vazquez

Date: ___________	__________________________________________
Lawrence Wunderlich

APPROVED:

THE UNITED STATES DEPARTMENT OF LABOR

By:__________________________________	Date:_______________________________

Title:_________________________________

CYTOGENIX, INC.

WARRANT TO PURCHASE COMMON STOCK

JUNE _____, 2008

FOR VALUE RECEIVED, CYTOGENIX, INC., a Nevada corporation (the Company), hereby certifies that ____________________________________ (the Holder), is entitled, subject to the provisions of this warrant (the “Warrant”), to purchase from the Company, at any time, or from time to time during the period commencing on the day hereof and expiring at 5:00 p.m. Houston, Texas time on June ____, 2011 (the “Exercise Period”), _____________ shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), at a price equal to $0.0___ per share (such exercise price per share, as it may be adjusted as set out herein, being hereinafter referred to as the “Exercise Price”).

The number of shares of Common Stock that may be purchased upon the exercise of this Warrant set forth above may be adjusted from time to time as hereinafter set forth.  The shares of Common Stock purchasable upon such exercise, as adjusted from time to time, are hereinafter sometimes referred to as the “Warrant Shares.”

Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held, subject to all of the conditions, limitations and provisions set forth herein.

1.      Exercise of Warrant.  This Warrant may be exercised at any time, or from time to time, during the Exercise Period, in whole or in part.  This Warrant shall be exercised by presentation and surrender hereof to the Company at its principal office with the Warrant Exercise Form attached hereto duly executed and accompanied by payment (either in cash or by certified or official bank check, payable to the order of the Company) of the Exercise Price for the number of Warrant Shares specified in such Form and instruments of transfer, if appropriate, duly executed by the Holder.  If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares.  Upon receipt by the Company of this Warrant, together with the Exercise Price, at its office in proper form for exercise, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that certificates representing such Warrant Shares, if any, shall not then be actually delivered to the Holder.

2.      Reservation of Shares.  The Company will at all times reserve for issuance and delivery upon exercise of this Warrant all shares of Common Stock or other shares of capital stock of the Company (and other securities) from time to time receivable upon exercise of this Warrant.

EXHIBIT A

All such shares (and other securities) shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and nonassessable and free of all taxes, liens and charges in respect thereof.  The Company shall endeavor to comply with all securities laws regulating the offer and delivery of Warrant Shares upon exercise of this Warrant.

3.      Absence of Registration under Securities Act of 1933; Restrictions on Transferability. The shares of Common Stock are not presently, and upon their issuance will not be, registered under the Securities Act of 1933, as amended (the “Act”) or any state securities laws.  The Holder acknowledges that this Warrant was issued in a transaction that is intended to be exempt from the registration requirements of the Act and applicable state securities laws and must be held by the Holder and may not be resold unless subsequently registered under the Act and any applicable state securities laws or an exemption from such registration is available. The Holder, by its acceptance hereof, agrees to indemnify and hold the Company harmless against loss or liability arising from the transfer of the shares of Common Stock or this Warrant or any interest therein in violation of the Act or any applicable state securities laws.

4.      Exchange, Transfers, Assignment of Warrant.  Subject to Section 3, this Warrant may be sold, exchanged, transferred, pledged or assigned, in whole or in part.  Upon such event and upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled; provided, that, should this Warrant be sold, exchanged, transferred, pledged or assigned in part, the Company shall also execute and deliver a new Warrant in the name of the Holder representing the part of this Warrant not sold, exchanged, transferred, pledged or assigned.

5.      Rights of the Holder.  The Holder shall not, by virtue hereof, be entitled to any rights as a shareholder of the Company, either at law or in equity, and the rights of the Holder are limited to those set forth in this Warrant.

6.      Special Agreements of the Company.  If the shares of Common Stock are listed on a stock exchange, the Company covenants and agrees to use its commercially reasonable efforts to procure at its sole expense the listing of all Warrant Shares (subject to issuance or notice of issuance) on all stock exchanges on which the Common Stock are then listed and maintain the listing of such shares and other securities after issuance.

7.      Antidilution Provisions.  As of June 30, 2008, the Company has ____________ fully diluted shares of Common Stock outstanding.  For purposes of the preceding sentence, “fully diluted” equals the number of shares outstanding that would be used to calculate fully diluted earnings (loss) per share pursuant to generally accepted accounting principles.  The number and kind of shares of Common Stock purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

7.1      Stock Dividends.  If and whenever at any time the Company shall declare a dividend or make any other distribution upon the shares of Common Stock payable in shares of Common Stock or securities directly or indirectly convertible into or exercisable for Common Stock, the number of shares of Common Stock for which this Warrant is exercisable and the

 Exercise Price shall be proportionately adjusted to reflect the issuance of any such securities issuable in payment of such dividend or distribution.

7.2      Subdivision or Combination of Common Stock.  If and whenever the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.  Upon each adjustment of the Exercise Price, the holder of this Warrant shall thereafter be entitled to purchase at the Exercise Price resulting from such adjustment, the number of shares obtained by dividing (a) the product of (y) the number of shares purchasable pursuant hereto immediately prior to such adjustment and (z) the Exercise Price immediately preceding such adjustment by (b) the Exercise Price resulting from such adjustment.  Each such adjustment of the Exercise Price shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

7.3      Distributions. In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock (a) evidences of its indebtedness or (b) shares of any class of capital stock, cash or other assets (excluding any dividend or distribution for which an adjustment has been made under Sections 7.1 or 7.2 above), then in each case, the Holder of this Warrant shall be entitled to receive upon exercise of this Warrant for each Warrant Share for which this Warrant is exercised the evidence of indebtedness or such shares of any class of capital stock, cash or other assets to which a holder of Common Stock deliverable on exercise would have been entitled had such exercise occurred immediately prior to the date fixed for the determination of holders of Common Stock entitled to receive such distribution.

7.4      Recapitalizations.  If at any time or from time to time there shall be any capital reorganization or reclassification of the capital stock of the Company, consolidation, share exchange or merger of the Company into or with another corporation, or sale, transfer or other disposition of all or substantially all of the Company’s property to another corporation (any such event being referred to herein as a “recapitalization”) provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon exercise would have been entitled on such recapitalization.  Appropriate adjustment shall be made in the application of the provisions of this Section 7 with respect to the rights of the Holder of this Warrant after the recapitalization to the end that the provisions of this Section 7 (including adjustment of the Exercise Price then in effect and the number of shares for which this Warrant may be exercised) shall be applicable after that event in as nearly an equivalent manner as may be applicable.

7.5      No Adjustments.  No adjustment in the Exercise Price need be made until all cumulative adjustments amount to 1% or more of the Exercise Price as last adjusted.  Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 7 shall be made to the nearest 1/1,000th of a cent or to the nearest 1/1,000th of a share, as the case may be.

7.6      Equivalent Distributions.  No adjustment in the Exercise Price need be made under Sections 7.1 and 7.3 above if the Company issues or distributes to the Holder the shares of Common Stock or evidences of indebtedness, assets, cash, securities, rights, options or warrants referred to in those paragraphs which the Holder would have been entitled to receive had this Warrant been exercised prior to the happening of such event or the record date with respect thereto.

7.7     Notices of Record Date, Etc.  In the event:

(a)   the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, or to receive any other right; or

(b)   of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation, share exchange or merger of the Company with or into another corporation or any conveyance of all or substantially all of the assets of the Company to another corporation; or

(c)   of any voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company shall deliver or cause to be delivered to the Holder notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any, is to be fixed, as to which the holders of record of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, share exchange, merger, conveyance, dissolution, liquidation or winding-up.  Such notice shall be delivered at least 10 days prior to the date therein specified and this Warrant may be exercised, conditional upon the occurrence of any such event, prior to said date during the term of this Warrant no later than five days prior to said date.

7.8   Notice of Adjustment.  On the happening of an event requiring an adjustment of the Exercise Price or the shares purchasable hereunder, the Company shall forthwith give written notice to the Holder stating the adjusted Exercise Price and the adjusted number and kind of securities or other property purchasable hereunder resulting from the event and setting forth in reasonable detail the method of calculation and the facts upon which the calculation is based.

8.      Payment of Taxes.  The Company will pay all documentary stamp taxes attributable to the initial issuance of this Warrant and of the Warrant Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer of all or any part of this Warrant or any certificates for Warrant Shares in a name other than that of the Holder of this Warrant, and the Company shall not be required to issue or deliver any Warrant to any transferee unless or until the person or persons requesting the transfer thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

9.      Applicable Law.  This Warrant shall be governed by and construed in accordance with the laws of the State of Texas.

10.     Notice. Any notice, request, instruction, correspondence or other document to be given hereunder by any party to another shall be in writing and delivered in person or by courier service requiring acknowledgment of receipt of delivery or mailed by certified mail, postage prepaid and return receipt requested, or by telecopier, as follows:

If to the Company, addressed to:

CytoGenix, Inc.
3100 Wilcrest, Suite 140
Houston, Texas 77042
Attention: President
Telecopy: (713) 789-0702

If to Holder, addressed to:

Notice given by personal delivery, courier service or mail shall be effective upon actual receipt.  Notice given by telecopier shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours. All notices by telecopier shall be confirmed promptly after transmission in writing by certified mail or personal delivery. Any party may change any address to which notice is to be given to it by giving Notice as provided above of such change of address.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.

CYTOGENIX, INC.

By:_____________________________________
     Malcolm Skolnick
     Chief Executive Officer and President

WARRANT EXERCISE FORM

The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ____ shares of [description of Warrant Shares], and hereby makes payment in full therefor of $_____________ in cash.

WARRANT ASSIGNMENT FORM

FOR VALUE RECEIVED, ___________________________________________ hereby sells, assigns and transfers unto ____________________________________________________

Name (Please typewrite or print in block letters)

the right to purchase [describe number of shares of Warrant Shares] of CytoGenix, Inc. represented by this Warrant to the extent of shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ______________________________ Attorney, to transfer the same on the books of CytoGenix, Inc. with full power of substitution in the premises.

DATED: ______________

BEFORE THE AMERICAN ARBITRATION ASSOCIATION
HOUSTON REGION

FRANK VAZQUEZ and	'
LAWRENCE WUNDERLICH,	'
'
Claimants,	'
	'	NO. 70 166 00833 06
v.	'
'
CYTOGENIX, INC.,	'
'
Respondent,	'
Counter-Claimant.	'

AGREED ARBITRATION AWARD

Claimants Frank Vazquez (“Vazquez”) and Lawrence Wunderlich (“Wunderlich”) (collectively, “Claimants”) filed this proceeding on November 17, 2006 against their former employer, CytoGenix, Inc. (“CytoGenix”).  Claimants sought to recover severance compensation allegedly owed under their respective employment contracts with CytoGenix.
A hearing on the merits was held on May 12-13, 2008. At the request of the parties, an award was not immediately issued so that the parties could attempt to reach a settlement.
The parties subsequently entered into a Settlement Agreement and Mutual Release effective June 30, 2008 (the “Settlement Agreement”).  Pursuant to the Settlement Agreement, the parties agreed to the terms of this Agreed Arbitration Award, to be entered only in the event of an uncured default by CytoGenix of its obligations under paragraphs 1 and 2 of the Settlement Agreement.

EXHIBIT B

I find CytoGenix is in default of its obligations under paragraph 1 and/or paragraph 2 of the Settlement Agreement and has failed to cure said default(s) within the allotted time.  Therefore, I hereby enter this Agreed Arbitration Award in favor of Claimants as follows:
1)           The unpaid monthly installments due under paragraph 1 of the Settlement Agreement are hereby accelerated.  The amount owed to each Claimant has been established by a letter from Claimants’ counsel to the undersigned, with a copy to CytoGenix’s counsel, setting forth the total unpaid installments due under paragraph 1 of the Settlement Agreement to each Claimant.  Each of the Claimants shall have and recover from CytoGenix the amount of $____________, representing the accelerated total of the unpaid monthly installments due under paragraph 1 of the Settlement Agreement.
2)           If not previously issued, pursuant to paragraph 2 of the Settlement Agreement, CytoGenix is hereby ordered to issue, within ten (10) days from the date hereof, the balance of any unissued non-callable warrants to purchase 2,000,000 shares of CytoGenix Section 144 restricted common stock to Vazquez and non-callable warrants to purchase 3,200,000 shares of CytoGenix Section 144 restricted common stock to Wunderlich, in substantially the form of Exhibit A to the Settlement Agreement, in the following amounts:
a.	one-third of said warrants (666,666 warrants for Vazquez and 1,066,666 warrants for Wunderlich) shall be issued with an exercise price of $0.05 per share;

b.	one-third of said warrants (666,667 warrants for Vazquez and 1,066,667 warrants for Wunderlich) shall be issued with an exercise price of $0.10 per share;

c.	one-third of said warrants (666,667 warrants for Vazquez and 1,066,667 warrants for Wunderlich) shall be issued with an exercise price of $0.15 per share;

- -

                3)           All costs and expenses, including attorneys’ fees, administrative fees and expenses of the American Arbitration Association and compensation to the Arbitrator shall be borne and paid by the party incurring such costs, fees and expenses.  Notwithstanding the foregoing, Claimants shall be entitled to recover their reasonable attorney’s fees and costs incurred in connection with the enforcement and execution of this Agreed Arbitration Award, not to exceed $10,000.
4)           This Award is intended to dispose of all claims and counterclaims asserted in this Arbitration.  All claims and counterclaims not expressly granted herein are hereby DENIED.
So entered this ____ day of ________________, 200____.

_____________________________________________
HONORABLE RUBY K. SONDOCK, Arbitrator